HANSEN, BARNETT& MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com	A Member of the Forum of Firms

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Remote MDx, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 17, 2008, relating to the consolidated financial statements which appear in Remote MDx, Inc.’s Annual Report on Form 10-KSB/A for the year ended September 30, 2007.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
August 21, 2008